UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2022

Clever Leaves Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 Congress Ave, Suite 240 Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

(561) 634-7430
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holder.

On February 2, 2022, Schultze Special Purpose Acquisition Sponsor, LLC, (the “Holder”) entered into a Waiver of Certain Rights (the “Waiver”) with Clever Leaves Holdings Inc. (the “Company”), pursuant to which the Holder (1) waived its right to exercise any of its 4,900,000 warrants to purchase common shares of the Company, without par value (the “Common Shares”), which waiver shall terminate upon 61 days’ prior written notice to the Company; (2) waived its right to nominate a director to the board of directors of the Company (the “Board”) pursuant to the Investors’ Rights Agreement, dated December 18, 2020, by and among the Company, the Holder and certain investors named therein, until the earlier of when George J. Schultze (i) is no longer a member of the audit committee of the Board (the “Audit Committee”) or (ii) ceases to be a eligible to be a member of the Audit Committee under the rules and regulations of Nasdaq (the period commencing on February 2, 2022 and ending on such date, the “Restricted Period”); (3) agreed not to acquire, directly or indirectly, by means of purchase or in any other manner, beneficial or economic ownership of any securities of the Company during the Restricted Period; and (4) agreed that it will not, without prior written consent of the Board, dispose of any Common Shares, warrants or any securities convertible into, or exercisable, or exchangeable for, Common Shares until the date that is twelve (12) months after the date of the Waiver.

The foregoing summary of the Waiver does not purport to be complete, and is qualified in its entirety by the Waiver, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2022, the Board appointed George J. Schultze as a new director and member of the Audit Committee, effective immediately upon entry into the Waiver by the Company and the Holder, to fill the vacancy created by the departure of Etienne Deffarges, as disclosed on the Company’s Form 8-K, filed with the Securities Exchange Commission (the “SEC”) on January 14, 2022.

Mr. Schultze’s appointment to the Board was made subject to the condition that the Company and the Holder enter into the Waiver, described in Item 3.03 of this Current Report on Form 8-K. Mr. Schultze is Managing Member of the Holder, which previously nominated Gary M. Julien to the Board.

There are no family relationships between Mr. Schultze and any director, executive officer, or any person nominated or chosen by the Company to become its director or executive officer.
Except as disclosed in this Current Report, there are currently no arrangements or understandings between Mr. Schultze and any other person pursuant to which Mr. Schultze was elected to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Schultze requiring disclosure under Item 404(a) of Regulation S-K. In connection with his appointment to the Board, Mr. Schultze will be eligible to participate in the Company’s standard compensation program for non-employee directors, as described in the Company’s proxy statement filed with the SEC on April 30, 2021. In connection with his appointment to the Board, Mr. Schultze was granted an award of 6,469 restricted share units, effective as of Mr. Schultze’s start date, which is subject to the terms and conditions of the Policy and Equity Plan (the “Plan”) applicable to Initial Awards (as defined in the Plan), except terms relating to the amount of the Initial Award. Mr. Schultze will also enter into an indemnification agreement with the Company, in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the SEC.

Item 7.01. Regulation FD Disclosure.

On February 2, 2022 the Company issued a press release announcing the appointment of Mr. Schultze to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Waiver of Certain Rights, dated February 2, 2022, between Schultze Special Purpose Acquisition Sponsor, LLC and Clever Leaves Holdings Inc.
99.1	Press Release issued by the Company, dated February 2, 2022
104	Cover Page Interactive Data File (Formatted as Inline XBRL and included as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ David M. Kastin
Name:	David M. Kastin
Title:	General Counsel and Corporate Secretary

Date: February 2, 2022